AMENDED AND RESTATED SEVERANCE AGREEMENT


     This AMENDED AND RESTATED SEVERANCE AGREEMENT (the "Agreement") is made as of the ____ day of November, 2000, by and between Harvey Electronics, Inc., a New York corporation with its principal office at 205 Chubb Avenue, Lyndhurst, NJ 07071, ("Harvey," which term shall include any successor to Harvey Electronics, Inc. as a result of a "Change in Control" event, as defined below) and Michael E. Recca, residing at 949 Edgewood Avenue, Pelham, New York 10803 (the "Executive").


     WHEREAS, Harvey and the Executive entered into a certain Severance Agreement dated May 24, 2000 (the "Severance Agreement");

     WHEREAS, Harvey and Executive desire to amend and restate the Severance Agreement on the terms and conditions set forth herein;

     NOW THEREFORE, Harvey and the Executive, intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

     (i) "Base Salary" shall mean the compensation paid by Harvey to the Executive as was or would have been reported on a Form W-2, excluding reimbursement of expenses, for the twelve (12) months prior to the Change in Control, Potential Change in Control, Disability or termination absent a Change in Control, Potential Change in Control or Disability (as hereinafter defined).

     (ii) "Cause" shall be deemed to be the commission of any of the following acts by the Executive:

          (a) The Executive shall have committed any act of gross negligence in the performance of his duties to Harvey, or, without proper cause, shall have willfully refused or habitually neglected to perform such duties;

          (b) The Executive shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes Harvey or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense; or

          (c) The Executive shall have been convicted of, or shall have pled guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of Harvey and its stockholders and would not violate criminal law).

     (iii) "Disability" shall be deemed to have occurred if the Executive has been unable to perform his duties for six (6) consecutive months or an aggregate of nine (9) months in any period of twelve (12) consecutive months, as determined in good faith by the Board of Directors of Harvey.

     (iv) "Change in Control" of Harvey shall be deemed to have occurred upon the happening of any one of the following events:

          (a) the acquisition of Beneficial Ownership (as hereinafter defined), directly or indirectly, by any entity, person or group (other than Harvey, any of its subsidiaries, or any executive benefit plan of Harvey, including any trustee of such plan) of securities of Harvey representing more than fifty (50%) percent of the combined voting power of Harvey's outstanding securities.

          (b) individuals who constitute the Board of Directors as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any individual becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the stockholders of Harvey was approved by the Incumbent Board, shall be, for purposes of this paragraph (b), considered as though he were a member of the Incumbent Board; or

          (c) the consummation of a reorganization, merger, or consolidation of Harvey occurs in which stockholders of Harvey immediately prior to such reorganization, merger or consolidation do not own at least fifty (50%) percent of the voting securities of the entity which is formed or which exists following such reorganization, merger or consolidation; or

          (d) the sale or disposition by Harvey of substantially all its assets; or

          (e) Executive ceases to serve as Chairman of the Board of Harvey for any reason other than his voluntary resignation; or

          (f) the assignment to the Executive of any duties inconsistent in any adverse respect with the Executive's current position, authority or responsibilities.

     (v) "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934;

     (vi) "Potential Change in Control" of Harvey shall be deemed to have occurred upon the happening of any one of the following events:

          (a) any person commences a tender offer, which if consummated would result in such person becoming the Beneficial Owner of more than fifty percent (50%) of Harvey's voting securities;

          (b) proxies are solicited by anyone other than Harvey or any of its subsidiaries: (x) for the election of directors of Harvey, or (y) seeking shareholder approval of a plan of reorganization, merger, or consolidation of Harvey with one or more corporations as a result of which the outstanding shares subject to the plan or transaction are to be exchanged for or converted into cash, property or securities not issued by Harvey; or

          (c) the execution by Harvey of an agreement, the consummation of which would result in a Change of Control of Harvey.

2. Severance Payment. In the event of:

          (a) a Change in Control; or

          (b) a Potential Change of Control; or

          (c) a Disability of the Executive,

               and within one hundred eighty (180) days of the occurrence of the event in Section 2(a), 2(b), or 2(c),

          (1) Harvey terminates the Executive's employment for reasons other than for Cause; or

          (2)  the Executive terminates his employment for any reason,

then Harvey shall pay the Executive, subject to Section 4, the amounts and provide the Executive with the benefits described below:

          (i) a cash amount equal to the higher of: (x) the Executive's Base Salary prior to the event giving rise to the Change in Control, Potential Change in Control or Disability, or (y) the Executive's Base Salary prior to the event giving rise to the Executive's right to terminate his employment for any reason (the "Severance Payment");

          (ii) a cash payment equal to the higher of

               (a) twelve (12) months of the Executive's highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the Change in Control, Potential Change in Control or Disability, not to exceed Twelve Thousand and 00/100 ($12,000) Dollars; or

               (b) twelve (12) months of the Executive's highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the date the Executive terminates his employment for any reason, not to exceed Twelve Thousand and 00/100 ($12,000) Dollars.

     (iii) the maximum/highest benefits which the Executive was receiving at any time during a two-year period prior to termination, relating to health insurance, accident insurance, long-term care, life insurance and disability, shall continue for one (1) year beyond the date of termination of the Executive's employment;

     (iv) any stock options granted to the Executive on or prior to termination date shall immediately vest as of the date of termination; and

     (v) any other benefits, not named herein but provided by Harvey to its executives, shall immediately vest upon termination; and

     (vi) cash payment for accrued but unpaid vacation and sick days.

If any payments are due to Executive pursuant to this Section 2, Executive shall not be entitled to any payments or benefits pursuant to Section 3.

3. Severance Payment Absent Change in Control. Notwithstanding anything to the contrary contained herein, in the event (i) Executive is terminated for any reason other than for Cause and (ii) a Change in Control, a Potential Change in Control or a Disability shall not have occurred, then Harvey shall pay the Executive, subject to Section 4, the amounts and provide the Executive with the benefits described below:

     a) the cash payments provided in Sections 2(i) and 2(ii);

     b) the benefits provided in Section 2(iii), 2(v) and 2(vi); and

     c) any stock options granted to the Executive on or prior to termination date shall immediately vest as of the date of termination.

If any payments are due to Executive pursuant to this Section 3, Executive shall not be entitled to any payments or benefits pursuant to Section 2.

4. Condition Precedent to Severance Payment. Notwithstanding the foregoing, as a condition precedent to Executive's right to receive the payments and/or benefits described in Section 2 or Section 3, the Executive shall execute, on or about the date of the Executive's termination, a general release (the "Release") in favor of Harvey in substantially the form annexed hereto as Exhibit A. Executive shall have twenty one (21) days in which to execute and return the Release. Any cash payment due to the Executive pursuant to Section 2 or Section 3 shall be paid in a single lump sum ten (10) days after the date the Release is executed and delivered to Harvey, unless Harvey is directed otherwise by the Executive in writing, in which case, the payment shall be payable in accordance with Executive's instructions. In the event of a Disability or death of Executive, following (i) an event giving rise to a payment due to Executive from Harvey pursuant to Section 2 or Section 3, and (ii) the execution and delivery of the Release and any payments are still due and payable pursuant to Section 2 or
Section 3, then any such payment shall be paid to Executive's spouse or legal representative.

5. No Rights as an Employee. This Agreement confers no rights to Executive with respect to his employment with Harvey, or his Base Salary prior to a Change in Control or Potential Change in Control event.

6. Amendments. This Agreement may be amended only in writing signed by both parties hereto.

7. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

8. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supercedes all prior agreements, arrangements and understanding between the parties, whether oral or written, with respect thereto including the Severance Agreement.

9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted heirs, executors, administrators, successors and assigns.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as the date first written above.

                                   HARVEY ELECTRONICS, INC.



                                   By:_____________________________
                                      Franklin C. Karp
                                      President


                                    ---------------------------------
                                     Michael E. Recca
                                     Chairman

                                    EXHIBIT A

                                 FORM OF RELEASE

(PLEASE READ CAREFULLY. THIS AGREEMENT AND GENERAL RELEASE HAS IMPORTANT LEGAL CONSEQUENCES.)

     This Agreement and General Release (the "Agreement") is between Harvey Electronics, Inc. ("Harvey") and Michael E. Recca ("Executive"). The term "Harvey" shall include any subsidiaries or related companies, directors, officers, shareholders, employees, agents, attorneys, and successors of Harvey.

IT IS AGREED THAT:

     1.Executive's last date of employment with Harvey is _________________.

     2. Ten (10) days after the date Executive executes this Agreement, Harvey will pay Executive the payments and/or benefits described in a certain Amended and Restated Severance Agreement executed by and between the Executive and Harvey, dated _________,less applicable federal, state, and local legally required deductions (the "Payment"). Executive agrees that Harvey owes Executive nothing else, including but not limited to wages or benefits.

     3. In exchange for the payment, Executive understands that Executive releases and forever gives up the right to sue or make any claim whatsoever against Harvey, for any reason whatsoever, including but not limited to any claim under contract and/or equity and/or any law, relating in any way to Executive's employment with Harvey or the termination of that employment. This waiver of claims includes any claims of discrimination on any grounds, whether or not Executive has previously filed such a claim. Executive understands that Executive is giving up any rights or claims which Executive may have under the numerous laws and regulations regulating employment, whether on the federal, state, or local level, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Equal Pay Act, and the New York State Human Rights Law.

     4. Executive agrees that Executive has returned to Harvey any and all identification cards, files, books, records, materials, equipment or documents in Executive's possession which were provided to or obtained by Executive in connection with Executive's employment.

     5. It is understood and agreed that Executive will not talk about, discuss or communicate with anyone, orally or in writing, concerning the matter which is the subject of this Agreement or any aspect of Executive's employment with Harvey except Executive may (i) discuss this Agreement with Executive's spouse and children, (ii) permit Executive's accountant to review this Agreement in connection with the filing of tax returns, (iii) permit attorney(s) of Executive's choice to review this Agreement, and (iv) testify truthfully under oath pursuant to a subpoena (in which event Executive will provide Harvey with prompt notice of the subpoena).

     6. Executive represents that Executive is not aware of any breach of contract, wrongdoing or liability by Harvey, and Executive expressly agrees that this Agreement is not and shall not in any way be deemed to constitute an admission or evidence of any breach of contract, wrongdoing or liability on the part of Harvey, nor of any violation of any federal, state or municipal statute, regulation or principle of common law or equity.

     7. Executive acknowledges that Executive has received a copy of this Agreement and that Harvey has informed Executive that Executive should consult with an attorney in connection with it. Executive acknowledges that Executive's decision to consult with an attorney or not to consult with an attorney was made without influence by Harvey. Executive further acknowledges that Executive has had at least 21 days in which to consider, execute, and return this Agreement. Notwithstanding Executive's right to consider this Agreement for 21 days, if Executive signs this Agreement before the expiration of the 21-day period, Executive will have done so knowingly and voluntarily, and will have expressly waived Executive's right to consider this Agreement for the balance of the 21-day period.

     8. This Agreement shall not become effective until seven (7) days after the date Executive executes the Agreement, and Executive may cancel this Agreement within seven (7) days of the date Executive executes it, except that any cancellation must be in writing, signed by Executive, and delivered to Harvey.

     9. This Agreement is made in the State of New York. This Agreement is to be interpreted under the law of the State of New York.

     10. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT; THAT EXECUTIVE HAS HAD AT LEAST 21 DAYS IN WHICH TO CONSIDER AND RETURN THIS AGREEMENT; THAT EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF EXECUTIVE'S CHOICE IN CONNECTION WITH THIS AGREEMENT; THAT EXECUTIVE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE AND CONSEQUENCES OF THIS AGREEMENT; AND THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AND OF EXECUTIVE'S OWN FREE WILL.


HARVEY ELECTRONICS, INC.


By:                                         Dated:
   ------------------------------------           -----------------------------



                                            Dated:
---------------------------------------           -----------------------------
MICHAEL E. RECCA
Chairman